UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026
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Gemini Space Station, Inc.
(Exact name of registrant as specified in its charter)
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Nevada (State or other jurisdiction of incorporation or organization)	001-42836 (Commission File Number)	33-3263417 (I.R.S. Employer Identification Number)
600 Third Avenue, 2nd Floor New York, NY 10016[1]
(Address of principal executive offices) (Zip code)
(646) 751-4401
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	GEMI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                     ☐
1 We use this address for receiving mail and correspondence to our principal executive office located in New York, NY.

Item 1.01    Entry into a Material Definitive Agreement.
On May 14, 2026, Gemini Space Station, Inc. (“Gemini,” the “Company,” “we,” or “us”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Winklevoss Capital Fund, LLC (the “Purchaser”) pursuant to which the Company agreed to issue and sell to the Purchaser, in a private placement, 7,142,857 shares of the Company’s Class A common stock, $0.001 par value per share (the “Shares”), at a price of $14.00 per share, for aggregate proceeds to the Company of $100.0 million (the “Private Placement”). The Purchaser delivered to the Company approximately 1,258 Bitcoin as payment-in-kind for the Shares pursuant to the terms of the Securities Purchase Agreement. The Purchaser is the Company's largest existing stockholder and is an entity which is owned and controlled by Cameron and Tyler Winklevoss, the Company's President and Chief Executive Officer, respectively, and each directors of the Company. The Private Placement closed on May 14, 2026.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

On May 14, 2026, the Company entered into an amendment (the “Amendment”) to its existing Registration Rights Agreement, dated as of September 12, 2025 (the “Existing Registration Rights Agreement”) with the Purchaser pertaining to the Shares, which provides that the Shares are “Registrable Securities” under the Existing Registration Rights Agreement and subject to the demand registration, piggyback registration and shelf registration rights contained therein. The Amendment also lowers the minimum anticipated aggregate offering proceeds threshold, net of Selling Expenses (as defined in the Existing Registration Rights Agreement), required to trigger a Form S-3 demand registration from $75.0 million to $50.0 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 99.2 hereto and incorporated by reference herein.

Item 2.02    Results of Operations and Financial Condition
On May 14, 2026, Gemini issued a press release (the “Q1 2026 Earnings Release”) announcing its financial results for the three months ended March 31, 2026. A copy of the Q1 2026 Earnings Release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 3.02    Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchaser in the Securities Purchase Agreement, the offering and sale of the Shares was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The sale of the Shares by the Company in the Private Placement was not registered under the Securities Act or any state securities laws and the Shares may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. In the Securities Purchase Agreement, the Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Shares as principal for its own account and not with a view to any distribution or resale of the Shares in violation of the Securities Act or any applicable state securities law.

Item 7.01    Regulation FD Disclosure
As previously announced, Gemini will hold an earnings conference call on May 15, 2026 at 8:30 a.m. E.T. to discuss the Company's earnings results for the three months ended March 31, 2026. A copy of an earnings presentation for the conference call is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

The information furnished in Item 2.02, including Exhibit 99.3, and Item 7.01, including Exhibit 99.4, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Securities Purchase Agreement, dated as of May 14, 2026, by and between Gemini Space Station, Inc. and Winklevoss Capital Fund, LLC.
99.2	Amendment No. 1 to Registration Rights Agreement, dated as of May 14, 2026.
99.3	Q1 2026 Earnings Release, dated May 14, 2026.
99.4	Q1 2026 Earnings Presentation, dated May 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMINI SPACE STATION, INC.
Date:	May 14, 2026
		By:	/s/ Danijela Stojanovic
		Name:	Danijela Stojanovic
		Title:	Interim Chief Financial Officer